As filed with the Securities and Exchange Commission on September 9, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                EATON VANCE CORP.
                                -----------------
               (Exact name of issuer as specified in its charter)

Maryland                                                        04-2718215
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                                  Identification
Number)

                 24 Federal Street, Boston, Massachusetts 02110
                 ----------------------------------------------
               (Address of Principal Executive Offices - Zip Code)

                        1986 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------
                            (Full title of the Plan)

                              Alan R. Dynner, Esq.
                                Eaton Vance Corp.
                                24 Federal Street
                                Boston, MA 02110
                                ----------------
                     (Name and address of agent for service)
                     Telephone number, including area code,
                      of agent for service: (617) 482-8260

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                   Proposed          Proposed
   Title of                                         maximum           maximum
  Securities                                       offering          aggregate
     to be                 Amount to be            price per         offering            Amount of
  registered               registered(1)           share(2)          price(2)        registration fee

Non-Voting                   600,000                $21.00          $12,600,000          $3,717.00
Common Stock                 shares
$.015625 par value
-------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Non-Voting Common Stock.

(2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, upon the basis of the average high and low sale prices of the Registrant's Non-Voting Common Stock on the New York Stock Exchange on September 4, 1998.


                               Page 1 of 18 pages.
                           Exhibit Index is on page 9.

                                EXPLANATORY NOTE


     This Registration Statement has been prepared in accordance with the requirements of General Instruction E to Form S-8. The purpose of this Registration Statement is to register an additional 600,000 shares of Non-Voting Common Stock, $.015625 par value per share (the "Stock"), of Eaton Vance Corp. (the "Company" of the "Registrant"), which shares have been reserved for issuance upon the exercise of rights to purchase Stock granted pursuant to the Purchase Plan. An aggregate of 1,648,000 shares of Stock have been previously registered for issuance under the Plan, which number reflects three 2 for 1 stock splits effective on November 11, 1992, May 15, 1997 and August 14, 1998. Of these 1,648,000 shares, 352,000 shares were registered pursuant to a Registration Statement on Form S-8 on April 10, 1987 (File No. 33-13217), 400,000 shares were registered pursuant to a Registration Statement on Form S-8 on October 11, 1989 (File No. 33-31382), 496,000 shares were registered pursuant to a Registration Statement on Form S-8 on September 16, 1991 (File No. 33-42667) and 400,000 shares were registered pursuant to a Registration Statement on Form S-8 on June 27, 1995 (File No. 33-60617).

     The Company will deliver a prospectus meeting the requirements of Part I of Form S-8 to all persons granted rights to purchase stock pursuant to the Plan in accordance with the requirements of Rule 428.

     In accordance with General Instruction E to Form S-8, the Company has provided the following information, which information is required in this
Registration Statement. Moreover, as specifically required by General Instruction E, the necessary opinion and consents are attached hereto as Exhibits 5.1 and 23.1.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (SEC File No. 1-8100) are incorporated as of their respective dates in this Registration Statement by reference:

     (a) the Company's Annual Report to security holders which contains audited financial statements for its fiscal year ended October 31, 1997;

     (b) the Company's Annual Report on Form 10-K for the year ended October 31, 1997 and the Exhibits thereto, filed under Section 15(d) of the Securities Exchange Act of 1934;

     (c) the Company's quarterly reports on Form 10-Q for the quarters ended January 31, 1998 and April 30, 1998, filed under Section 15(d) of the Securities Exchange Act of 1934;

     (d) that portion of the Company's Form 8-B dated February 4, 1981, filed under Section 12 of the Securities Exchange Act of 1934, that describes the Company's Non-Voting Common Stock, and all amendments or reports filed for the purpose of updating such description; and

     (e) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since October 31, 1997 and prior to the termination of the offering of securities covered by this Registration Statement.

     All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.


                                  LEGAL OPINION

     The legality of the shares of Stock of the Company offered hereby has been passed upon for the Company by Piper & Marbury L.L.P., Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201.

                                     EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, as amended, for the year ended October 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that, to the extent permitted by the laws of Maryland, the Company shall indemnify any person that (a) is serving as a director or officer of the Company, (b) any person that has served as an officer or director of the Company, and (c) any person who at the request of the Company is serving or has served as a director, officer, trustee, partner, employee, agent or other representative of another corporation, joint stock company, syndicate, association, firm, trust, partnership or other entity, against all liabilities and expenses, including without limitation attorneys' fees and judgments, penalties, fines and amounts paid in settlement, reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or other proceeding, whether civil, criminal, administrative, investigative or legislative, in which such person may be involved or with which he may be threatened by reason of serving or having served in such position.

     Indemnification requires a determination made in accordance with applicable statutory standards by the Board of Directors or by independent legal counsel (who may be regular counsel to the Company) or by the holders of not less than a majority of the total number of shares of Voting Common Stock of the Company then outstanding.

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that the indemnification right provided therein is not exclusive of and will not otherwise affect any other rights to which such person may be entitled (whether under any law, By-Law, agreement, director vote, stockholder vote or otherwise), shall inure to the benefit of such person's heirs, executors, administrators and personal representatives, and shall continue as to a person who has ceased to serve in such position.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     There are filed with the Registration Statement the following exhibits:

     4.1 Specimen certificate representing the Non-Voting Common Stock (see Pages 10-11).

     5.1 Opinion of Piper & Marbury L.L.P., as to legality of the shares being registered (see Page 12).

     23.1 Consent of Deloitte & Touche LLP (See Page 13).

     23.2 Consent of Piper & Marbury L.L.P. (included in Exhibit 5.1).

     24.1 Power of Attorney (See Page 7).

     28.1 Copy of Registrant's 1986 Employee Stock Purchase Plan - Restatement No. 7 (See Pages 14-18).

Item 9.  Undertakings.

     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 9th day of September, 1998.

                              EATON VANCE CORP.


                              By:  /s/  James B. Hawkes
                                   ---------------------------
                                        James B. Hawkes
                                        President


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Eaton Vance Corp., hereby severally constitute and appoint Alan R. Dynner, and Thomas Otis, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Eaton Vance Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                        Title                       Date
     ---------                        -----                       ----

                                President, Chief Executive
/s/  James B. Hawkes              Officer and Director
----------------------------      (Principal Executive         September 9, 1998
James B. Hawkes                    Officer)


/s/  M. Dozier Gardner          Vice Chairman and Director     September 9, 1998
----------------------------
M. Dozier Gardner

                                Director
----------------------------
John G.L. Cabot

                                Director
----------------------------
John M. Nelson


/s/  Vincent M. O'Reilly        Director                       September 9, 1998
----------------------------
Vincent M. O'Reilly


/s/  Benjamin A. Rowland, Jr.   Vice President and Director    September 9, 1998
-----------------------------
Benjamine A. Rowland, Jr.

                                Director
-----------------------------
Ralph Z. Sorenson


/s/  William M. Steul           Treasurer (Principal           September 9, 1998
-----------------------------     Financial and Accounting
William M. Steul                  Officer)

                                  EXHIBIT INDEX



                                                                      Sequential
                                                                        Page No.
                                                                      ----------

Exhibit 4.1 (Specimen certificate representing
the Non-Voting Common Stock)..................................................10

Exhibit 5.1 (Opinion and Consent of Piper & Marbury L.L.P.)...................12

Exhibit 23.1 (Consent of Deloitte & Touche LLP)...............................13

Exhibit 24.0 (Power of Attorney)..............................................7

Exhibit 28.1 (1986 Employee Stock Purchase Plan -
Restatement No. 7)............................................................14

                                                                     EXHIBIT 4.1



NUMBER                                                  SHARES
[ EV ]                                                  [     ]


COMMON STOCK                                            COMMON STOCK

PAR VALUE
$0.015625 PER SHARE                                     CUSIP
                                                        SEE REVERSE FOR CERTAIN
                                                        DEFINITIONS

                                EATON VANCE CORP.

Incorporated under                              This Certificate is Transferable
The Laws of Maryland                            In New York, NY or Boston


THIS CERTIFIES THAT



IS THE OWNER OF

       FULLY PAID AND NON-ASSESSABLE SHARES OF NON-VOTING COMMON STOCK OF

Eaton Vance Corp. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar. The Corporation will furnish to the holder hereof on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue.

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS

Dated.

                                           COUNTERSIGNED AND REGISTERED:
                                               THE FIRST NATIONAL BANK OF BOSTON
                                                    TRANSFER AGENT AND REGISTRAR

                                            BY:
                                                      Authorized Signature

         TREASURER                                                      CHAIRMAN

     The  following  abbreviations,   when  used  in  the  inscription  of  this
certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM  -  as tenants in common         UNIF GIFT MIN ACT -__ Custodian __
     TEN ENT  -  as tenants by the entireties                  (Cust)    (Minor)
     JT TEN   -  as joint tenants with right of    under Uniform Gifts to Minors
                 survivorship and not as tenants   Act_____________
                 in common                              (State)

     Additional abbreviations may also be used though not in the above list.

     For Value  Received, ______________ hereby  sell,  assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

[                                     ]
---------------------------------------



     (Please print or typewrite name and address, including zip code, of assignee)








                                                     Shares of the capital stock
represented by the within Certificate, and do hereby irrevocably constitute

and appoint                                                             Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated


          NOTICE:   THE  SIGNATURE  TO  THE  ASSIGNMENT MUST CORRESPOND WITH THE
          NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                                                                     EXHIBIT 5.1

                                 PIPER & MARBURY
                                     L.L.P.
                              Charles Center South
                             36 South Charles Street
                         Baltimore, Maryland 21201-3018


                                        September 8, 1998

Eaton Vance Corp.
24 Federal Street
Boston, Massachusetts 02110

          Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for Eaton Vance Corp., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which is being filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 600,000 shares of the Non-Voting Common Stock of the Company (the "Shares") to be issued pursuant to Restatement No. 7 of the Company's 1986 Employee Stock Purchase Plan (the "Plan").

     In that capacity, we have reviewed the charter and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that provides for the issuance or delivery of the Shares to be issued or delivered under the Plan (to the extent covered by the Registration Statement), and such other materials and matters as we have deemed necessary for the issuance of this opinion. We have also examined the Certificate of Corporate Officer dated the date hereof (the "Certificate"). In rendering our opinion, we are relying on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete.

     Based upon the  foregoing,  we are of the opinion that the Shares have been duly and validly authorized and upon issuance and delivery thereof as contemplated in the Registration Statement, will be, under the general corporation law of the State of Maryland, legally issued, fully paid, and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement and the prospectus which is a part thereof.

                              Very truly yours,

                              /s/  Piper & Marbury L.L.P.

                                                                    EXHIBIT 23.1






                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Eaton Vance Corp. on Form S-8 of our reports dated November 25, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                              /s/  Deloitte & Touche LLP
                                   Deloitte & Touche LLP


Boston, Massachusetts
September 9, 1998

                                                                    EXHIBIT 28.1


                                                                          7/7/98
                                EATON VANCE CORP.

                        1986 EMPLOYEE STOCK PURCHASE PLAN

                                RESTATEMENT NO. 7


     1. Purpose.

     The purpose of this 1986 Employee Stock Purchase Plan (the "Plan") is to provide employees of Eaton Vance Corp. (the "Company"), and its subsidiaries, who wish to become shareholders of the Company an opportunity to purchase Non-Voting Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as it may be amended (the "Code"). In addition, the Plan provides certain employees who are not eligible for favorable tax treatment under Section 423 with the right to purchase Shares on a nonqualified basis.

     2. Administration of the Plan.

     The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the terms of the Plan or the provisions of Section 423 of the Code.

     3. Eligible Employees.

     Subject to the provisions of Sections 7, 8 and 9 below, any individual who has been a full-time employee (as defined below) of

     (a) the Company or

     (b) any of its  subsidiaries (as defined in Section 424(f) of the Code) the
employees  of  which  are  designated  by  the   Administrator  as  eligible  to
participate in the Plan,

for a period of twelve consecutive (12) months prior to an Offering Date (as defined in Section 4 below) is eligible to participate in the offering (as defined in Section 4 below) commencing on such Offering Date. A full-time employee shall mean any employee other than an employee whose customary employment is:

     (a) 20 hours or less per week, or

     (b) not more than five months per calendar year.

     4. Offering Dates and Offering Grants.

     From time to time, the Company, by action of the Administrator, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Administrator. As of each Offering Date, the Administrator will advise each eligible employee of the maximum number of shares that the employee may purchase under the Offering (the "Offering Grant"), which shall be calculated in accordance with the requirements of Section 423 of the Code.

     5. Prices.

     The price per share for each Offering Grant shall be the lesser of:

     (a) ninety percent (90%) of the fair market value of a Share on the Offering Date on which such right was granted; or

     (b) ninety percent (90%) of the fair market value of a Share on the date such right is exercised; provided, that the Administrator, in its discretion, may substitute a percentage in either subparagraph (a) or (b) of this Section 5 different from ninety percent (90%), but in no event shall either such percentage be less than eighty-five percent (85%).

     6. Exercise of Rights and Method of Payment.

     (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Administrator.

     (b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Administrator; provided, however, that payment through regular payroll deductions may in no event commence before the date on which a prospectus with respect to the Offering of the Shares covered by the Plan is provided to each participating employee. No interest shall be paid upon payroll deductions unless specifically provided for by the Administrator.

     (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be, at the employee's discretion, either promptly returned to such employee by the Company after termination of the offering to which the payment related, or rolled over and credited to the employee's account and used to purchase shares in the next Offering Period (as defined below).

     7. Term of Rights.

     The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months. The Administrator when it authorizes an Offering may designate one or more exercise periods during the Offering Period; rights granted on an Offering Date shall be exercisable on the last day of each exercise period (each of which is an "Exercise Date") in such proportion as the Administrator determines.


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
     8. Shares Subject to the Plan.

     No more than 1,124,000 (which number shall on August 14, 1998 be increased to 2,248,000 to reflect the two-for-one stock split effective on that date) Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, or other similar reorganizations as to which the Company is the surviving entity, and any recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement providing for a merger, consolidation or other similar reorganization which the Company does not survive shall provide for an adjustment for any then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

     9. Nonqualified Feature.

     An employee who, immediately after a right to purchase Shares is granted hereunder, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Section 423(b)(3) of the Code ("5% owner"), will not be eligible to be granted a right intended to qualify under Section 423 of the Code. However, any employee who is a 5% Owner and who is otherwise eligible to receive a grant under the Plan shall be eligible to receive a grant hereunder that is in accordance with the terms of this Plan except that such right shall not be a right intended to qualify under Code Section 423 but rather shall be a nonqualified right that for federal income tax purposes is intended to be taxable to the grantee under Code Section
83. The Company reserves the right to withhold the issuance of shares pursuant to the exercise of any nonqualified right until the participating employee makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under Federal, state or local law on account of such exercise.

     10. Limitations on Grants.

     (a) No Offering Grant may permit an employee to accrue the right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) in the fair market value of such shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time, as required by the provisions of Section 423(b)(8) of the Code.

     (b) No Offering Grant, when aggregated with rights granted under any other Offering still exercisable by the participating employee, may permit any participating employee to apply more than fifteen percent (15%) of the employee's annual rate of compensation on the date the employee elects to participate in the Offering to the purchase of Shares.

     (c) Effective with respect to any Offering Period beginning on or after November 1, 1991, no participating employee shall receive Share certificates issued upon exercise of a right granted hereunder until the earliest of


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
          (i) the first annual anniversary date of the Exercise Date on which the Shares evidenced by the certificate were purchased,

          (ii) the participating employee's death, or

          (iii) the date on which the participating employee presents proof satisfactory to the Company that he or she has either become disabled within the meaning of Section 22(e)(3) of the Code or needs such Shares on account of Hardship (as defined below).

The Company or such agent as it designates shall hold such Share certificates in escrow pending their release to the participating employee (or, if the employee has died, to such beneficiary or beneficiaries as the employee has designated in writing during his or her lifetime to the Company, or if the employee has not made such a designation, to his or her surviving spouse, or if none to the employee's estate, without interest). Hardship shall mean the occurrence of one or more of the following events: (I) a death within the participating employee's immediate family, (II) extraordinary medical expenses for one or more members of the participating employee's immediate family which are not covered by insurance programs sponsored by the Company, (III) the education costs of one or more members of the participating employee's family, (IV) the purchase or renovation of a principal place of residence of the participating employee, or (V) such other financial emergency needs as may be approved by the Company on a uniform and nondiscriminatory basis.

     11. Limit on Participation.

     Participation in an offering shall be limited to eligible employees who elect to participate in such offering in the manner, and within the time limitations, established by the Administrator when it authorizes the Offering.

     12. Cancellation of Election to Participate.

     An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts paid by the employee or withheld from the employee's compensation through payroll deductions for the purchase of Shares shall be paid to the employee, without interest, upon such cancellation.

     13. Termination of Employment.

     Upon the termination of an employee's employment for any reason, including the death of the employee, before any Exercise Date on which any rights granted to the employee under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee or withheld from the employee's compensation through payroll deductions for the purchase of Shares shall be paid to the employee or, if the employee has died, to such beneficiary or beneficiaries as the employee has designated in writing during his or her lifetime to the Company, or if the employee has not made such a designation, to his or her surviving spouse, or if none to the employee's estate, without interest.


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
     14. Employees' Rights as Shareholders.

     No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

     15. Rights Not Transferable.

     Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

     16. Amendments to or Discontinuation of the Plan.

     The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of
Section 8 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan, or change the class of persons eligible to participate in the Plan.

     17. Effective Date and Approvals.

     The Plan originally became effective on October 17, 1986, the date on which the Plan was adopted by the Board of Directors. The amendments made by this Restatement No. 7 shall become effective on July 7, 1998 (the date said amendments were adopted by the Board of Directors).

     The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company receiving the opinion of its counsel that all applicable securities laws have been compiled with.

     18. Term of Plan.

     No rights shall be granted under the Plan after November 1, 2006.


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